THIS STOCK PURCHASE AGREEMENT dated May 23,2012 ("Agreement") by and among Northstar Electronics, Inc., a corporation organized and existing under the laws of Delaware having its principal place of business at 410-409 Granville Street, Vancouver, B.C.,Canada V6C1 'T2("Buyer"), and Phillip Johnson, an individual residing at 2 Carlisle Circle, RR#4, ON, KOA 1BO and Dan Ward, an individual residing at 56 Filion Crescent, Kanata, ON, K2M 1 V5.(collectively, the "Sellers" and individually as "Seller")

WITNESSETH:

WHEREAS, Buyer wishes to buy and the Sellers wish to sell to Buyer, on the terms and for the consideration hereinafter provided, the capital stock of Echotec Sonar Corporation, a corporation organized and existing under the laws of Ontario, Canada having its principal place of business at 2 Carlisle Circle, RR#4, Ashton, Ontario, Canada ("Company"), which will represent one hundred percent (100%) of the issued and outstanding capital stock of the Company.

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, Buyer and Sellers hereby agree as follows:

1.

PURCHASE OF COMPANY COMMON STOCK.

1.1 Sale of Common Stock. Upon the terms and subject to the provisions of this Agreement, the Sellers agree that they will sel!, convey, transfer, assign and deliver to Buyer at the Closing provided for in Article 2, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights or other interests or equities whatsoever, one million (1,000,000) shares of duly and validly issued, fully paid and non- assessable, common stock (collectively, "Purchased Stock") of the Company owned by the Sellers in accordance with the Schedule of Purchased Stock attached hereto as Schedule A.

1.2 Consideration for Sale and Transfer of the Purchased Stock. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Sellers herein contained, and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Purchased Stock to Buyer, Buyer agrees to deliver to the Sellers ten million shares of the common stock of Northstar Electronics, Inc. and six million warrants to purchase one share of the common stock of Northstar Electronics, Inc. at an exercise price of USD $0.10 each. Each of the warrants shall have a term of three years, commencing at the date of vesting of each warrant. The Northstar shares and the warrants are collectively referred to as the "Stock Purchase Price."

1.3 Restrictive Legend on Share Certificates. Each share certificate shall have the following condition printed on it:

THE SHARES REPRESENTED BY THIS CERTIFICATE CANNOT BE SOLD EXCEPT IN ACCORDANCE WITH SEC RULE 144 OR SOME OTHER APPLICABLE EXEMPTION. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR IN ANY WAY DISPOSED OF EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A

CERTAIN STOCKHOLDERRS' AGREEMENT DATED AS OF MAY 23, 2012, AND ANY AMENDMENTS THERETO, AMONG NORTHSTAR ELECTRONICS, INC., SELLERS, AND ECHOTECT SONAR CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICE OF NORTHSTAR ELECTRONICS, INC. AND ECHOTEC SONAR CORPORATION. THE HOLDER IS SUBJECT TO THE OBLIGATIONS SET FORTH AND ANY SUCH DISPOSITION IN VIOLATION OF SAID STOCKHOLDERS' AGREEMENT SHALL BE NULL AND VOID.

1.4 Release of the Ten Million Shares. Upon closing, Buyer shall direct its transfer agent to issue the ten million shares which will be held at Northstar's corporate offices. The shares shall be issued in the amounts and names set forth in Schedule B. On the one year anniversary date of the closing of this transaction, one third of the shares shall be delivered to the persons set forth in Schedule B, an additional third upon the second anniversary, and the final third on the third anniversary. If on the anniversary date for delivery of the shares, an individual leaves or has left the employ of Echotec Sonar Corporation, that individual shall be entitled to delivery of the shares pro rata, and Northstar Electronics, Inc. may direct the transfer agent to cancel the remaining shares the individual would have been entitled to. If any dispute arises, each party agrees to mediation in the Province of British Columbia, and to binding arbitration if mediation does not resolve the matter, and all parties consent to such jurisdiction and agree that service of process may be accomplished by certified mail addressed to the last known address of such person.

1.5 Issuance of Warrants and Conditions of Exercise. The six million in warrants shall be delivered to Sellers at closing in accordance with Schedule C. Unless otherwise agreed upon by Northstar, one third of an individual's warrants shall be considered vested and may be exercised on and after the one year anniversary date of the closing of this transaction, an additional third on and after the second anniversary, and the final third upon the third anniversary. If on the anniversary date for vesting, an individual leaves or has left the employ of Echotec Sonar Corporation that individual shall not be entitled to further vesting of the warrants, and the warrants not vested for that individual shall be cancelled. As well, that individual will have thirty days from the date of leaving the company in which to exercise their existing warrants. Upon exercise of the warrants, the stock certificate shall contain the same restrictive legend set forth in Paragraph 1.3. Warrants shall expire three years after date of vesting.

2. THE CLOSING AND PAYMENT OF STOCK PURCHASE PRICE.

2.1 Closing. The closing ("Closing") with respect to the acquisition of the Purchased Stock under this Agreement and all other transactions contemplated hereby shall take place at 3 :00 p.m. local time on May 23,2010 at the offices of Northstar Electronics, Inc. (or on such later time and date and place as the parties may agree). The time and date of the Closing is hereinafter called the "Closing Date."

2.2 Payment of Stock Purchase Price. At the Closing, the Buyer shall deliver the Stock Purchase Price to the corporate offices of Northstar Electronics, Inc. in the form of stock certificates of the common stock of Northstar Electronics, Inc. and, to the individuals, warrants to purchase the common stock of Northstar Electronics, Inc.

2.3 Transfer of Purchased Stock. At the Closing, the Sellers shall transfer to Buyer the Purchased Stock, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights, restrictions or any other interests or imperfections of title whatsoever. Said transfer shall be affected by delivery to Buyer of the stock certificates representing the Purchased Stock duly executed in blank or accompanied by duly executed stock powers in blank. If any Seller shall fail or refuse to deliver any of the Purchased Stock, or any stock certificate or closing certificate or document required to be delivered by that Seller, at the Closing as provided herein, such default shall not relieve any other Seller of his obligations to comply fully with this Agreement, and the Buyer, at its option and without prejudice to its rights against any such defaulting Seller or Sellers, may (a) acquire only the Purchased Stock which have been delivered to it, or (b) refuse to acquire any Purchased Stock and thereby terminate all of its obligations hereunder to all the Sellers, by delivery of written notice of termination and with no liability of the Buyer to the non- defaulting Sellers. The Sellers acknowledge that the Purchased Stock is unique and not otherwise available, and agree that, in addition to any other available remedies, Buyer may seek any equitable remedies to enforce performance by the Sellers hereunder, including, without limitation, an action for specific performance. If any Seller shall fail to perform his obligations under this Agreement at the Closing, no other Seller shall per se have any liability to Buyer therefore.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

Sellers hereby jointly and severally represent, warrant and agree as of the date hereof and as of the date of the Closing as follows:

3.1 Organization and Qualification of Company. The Company is duly organized, validly existing and in good standing under the laws of Ontario, Canada. The Company has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned or leased or such business is now conducted by it. Company is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing as a foreign corporation in the jurisdictions, if any, shown on the Schedule of Jurisdictions attached hereto as Schedule 3.1 and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction.

The minute books of the Company are current and contain correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its stockholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary, all directors or all stockholders. The stock record book of the Company is also current, correct and complete and reflects the issuance of all of the outstanding shares of the Company's capital stock since the date of its incorporation.

3.2 Authority of Company and the Sellers. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligations of such of Sellers as are parties thereto and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by Sellers or the Company have been duly authorized by all necessary action of Sellers and, with respect to Company, are within Company's corporate powers.

The execution, delivery and performance of any such agreement, document or instrument by any of the Sellers and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by any of the sellers and the Company, except as specifically identified on the Schedule of Breaches, Defaults and Required Consents attached hereto as Schedule 3.2 does not, and will not, with the passage of time or the giving of notice or both:

(i) result in a breach of or constitute a default or result in any right of termination or other effect adverse to the Company under any indenture or loan or credit agreement of  any of the Sellers or the Company, or any other agreement, lease or instrument to which any of the Sellers or the Company is a party or by which the property of any of the Sellers or the Company is bound or affected;

(ii) result in, or. require, the creation or imposition of any mortgage, deed of trust, pledge, hen, security interest or other charge or encumbrance or claim of any nature whatsoever on the Purchased Stock or any property or assets now owned, leased or used by the Company;

(iii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, now in effect having applicability to any of the Sellers or the Purchased Stock;

(iv) violate any provisions of the Certificate of Incorporation or Bylaws of the Company, or

(v) require any approval, consent or waiver of, or filing with, any entity, private or governmental.

3.3 Subsidiaries and Investments. Except as specifically disclosed on the Schedule of Subsidiaries and Investments attached hereto as Schedule 3.3, the Company has no subsidiaries and does not own any securities of or other interests or interests in, any firm, corporation, partnership, joint venture, trust, association, estate, joint stock company, organization, enterprise or entity, except temporary investments in the ordinary course of business.

3.4 Capitalization. The authorized capital stock of the Company consists of [one million (1,000,000) shares of common stock, of which one million[l ,000,000] shares are issued and outstanding. The Purchased Stock has been duly and validly authorized, and is duly and validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.2, the Purchased Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever. There are no other equity securities of Company outstanding on the date hereof and there are no existing warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating Company to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of the Company. The Company has no capital stock of any class authorized or outstanding except as identified herein. The Purchased Stock represents one hundred percent (100%) of the issued and outstanding capital stock of the Company. To the Best Knowledge of the Sellers, the Purchased Stock and Options issued to date by the Company or any subsidiary were issued in transactions exempt from registration under the federal Securities Act of 1933, as amended (the "Securities Act") and under applicable province or state securities or Blue Sky laws (the "State/Province Laws"). To the Best Knowledge of the Sellers, none of said corporations has or will have violated the Securities Act or the StatelProvince Laws in connection with the issuance of any shares of capital stock or other securities from the date of incorporation through the Closing Date.

3.5 Valid Title to Purchased Stock. The Sellers have in accordance with Schedule 2.2, and will deliver to Buyer, valid and marketable title to the Purchased Stock at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever. Each Seller, as to himself only, represents and warrants that he has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby; and that the execution and delivery of this Agreement by him and the consummation and performance of the transactions contemplated hereby by him are and will be the legal, valid and binding obligation of such Seller, enforceable against him in accordance with their terms.

3.6 Assets.

(a) Physical Assets, Cash, Machinery. All assets of the Company included in Company's Interim Date Balance Sheet (as hereinafter defined), other than those disposed of since the Interim Date in the ordinary course of business, are at the date of the Closing, the assets associated with and necessary to the business and operations of Company, provided, however, that the assets of the Company shall not include any cash at the Closing other than residual cash required to maintain the service requirements of the Company's bank accounts described in Schedule 3.6(a) which residual cash is approximately one dollar ($1.00) in the aggregate. With respect to the machinery and equipment owned by the Company, Sellers make no representation, warranty, express or implied, including in particular the implied warranties of merchantability and fitness for a particular purpose, other than the warranty of title and that such machinery and equipment (i) is and will be as of the Closing Date in good operating condition for its intended purposes in the operation of the business as heretofore conducted by Seller, ordinary wear and tear excepted, (ii) has been maintained on an "as needed" basis consistent with the Company's past practice and, (iii) is substantially adequate for current needs and, currently projected production levels of the Company, including the processing of the existing backlog on a basis consistent with the Company's past practice. The machinery, equipment and other like assets have been and will be, up to the Closing, operated in a manner consistent with the Company's present operating practices.

(b) Liens. Except as listed on Schedule 3.6(b) hereto, Company has good and marketable title to all its assets (including, without limiting the generality of the foregoing, those reflected in the Balance Sheet (as hereinafter defined), except as since sold or otherwise disposed of in the ordinary and normal course of business on commercially reasonable terms), free and clear of all claims, liens, ple charges, mortgages, security interests, encumbrances, equities or other imperfections of title of any nature whatsoever, except for liens for current taxes and assessments not yet due and payable.

(e) Asset Schedule True, Correct and Complete. All of the personal and real property leased by Company is listed on Schedule 3.6(e), and copies of all of the lease documents have been delivered to Buyer. Except as specified on Schedule 3.6(e), all such lease documents are unmodified and in full force and effect, and there are no other material agreements, written or oral, between Company and any third parties claiming an interest in Company's interest in any leased property or otherwise relating to Company's use and occupancy thereof, and all material covenants, conditions, restrictions, easements and similar matters affecting the leased property have been complied with by Company in all material respects.

(f) Intellectual Property Sellers and Company will deliver, seven(7) days after being released by the Ontario Superior Court of Justice, to Buyer compact discs and a schedule describing the intellectual property owned by the Company and by Sellers. Sellers warrant they and the Company have the right to use the intellectual property free and clear of any judgment by any third party, and that the intellectual property is sufficient to carry out the business in which the Company is engaged.

3.7 Conduct of the Business. The Company is not a party to, or subject to or bound by nor are any of its assets subject to or bound by any agreement, oral or written, or any judgment, law, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body which prohibits or adversely affects or upon the consummation of the transactions contemplated hereby would prohibit or adversely affect: (i) the use of any or all  of the assets and property of Company necessary for operation in the ordinary and usual course of business; or (ii) the conduct of its business and operations, in each case, in all respects in the same manner as such business has been conducted by it.

3.8 Financial Statements and Undisclosed Liabilities.

(a) The Company has delivered to the Buyer its most recent unaudited balance sheet ("Balance Sheet") and statements of income and retained earnings.

(b) All of the Financial Statements: (i) are true and correct in all material respects and present fairly the financial position of the Company as of the dates thereof and the results of operations and changes in financial position for the respective periods covered by such statements, and (ii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with Company's past practices.

( c) The Company does not have any indebtedness, liability, claim or obligation of any nature, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise of any kind or nature whatsoever, except: (i) as shown dollar for dollar on the Balance Sheet or incurred in the ordinary course of business on commercially reasonable terms subsequent to the Interim Date; or (ii) commercial obligations to perform pursuant to executory obligations not in default as disclosed pursuant to this Agreement. To the best of Sellers' knowledge, there is no existing condition, situation or set of circumstances which will result in any such liabilities.

The books of account of the Company reflect as of the dates shown thereon substantially all of its material items of income and expense, and all of its assets, liabilities, liens and accruals required to be reflected therein.

3.10 Patents, Trade Names, Trademarks and Copyrights.

All patents, patent applications, trade names, registered or common law trademarks, trademark applications and copyrights owned by or licensed to Company are listed in the Schedule of Patents, Trademarks and Copyrights attached hereto as Schedule 3.10 and have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries, states or other jurisdictions to the extent all patents, patent applications, trade names, registered or common law trademarks, trademark applications and copyrights owned by or licensed to Company are listed in the Schedule of Patents, Trademarks and Copyrights attached hereto as Schedule 3.10 and have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries, states or other jurisdictions to the extent set forth on said Schedule 3.10, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such country, state or other jurisdictions. Except as set forth in said Schedule 3.10, use of said patents, trade names, trademarks or copyrights does not require the consent of any third party and the same are freely transferable (except as otherwise provided by applicable law or in Schedule 3.10) and are owned exclusively by Company free and clear of any attachments, liens, encumbrances or adverse claims. No outstanding order, decree, judgment or stipulation, and no proceeding charging Company with infringement of any adversely held patent, trade name, trademark or copyright has been filed or, to the best of Sellers' knowledge, is threatened to be filed and the continuing conduct of the business of Company will not result in the infringement of any patents, patent applications, trade names, trademarks, copyrights or other rights owned by or owed to any third party. Except as specifically disclosed in Schedule 3.10, the Company has not used and does not need to use or rely upon any

The Company has the right to use, free and clear of any claims or rights of any third party, all trade secrets, customer lists, manufacturing processes, secret processes, know-how and any other confidential information required for or used in the manufacture or marketing of all products either being developed, sold or manufactured by Company, including, without limitation, any products licensed by Company from others. The Company is not in any way making any unlawful or wrongful use of any trade secrets, customer lists, manufacturing processes, secret processes, know-how or any other confidential information of any third party, including, without limitation, any former employer of any present or past employee of Company. Neither the Sellers nor, to the best of Seller knowledge, any officer, director or key employee (which shall mean any person at or above the office of Vice President), of the Company is a party to any non- competition agreement, non-disclosure agreement, or similar agreement with any third party.

Sellers agree to hold harmless Northstar Electronics, Inc., its agents, employees, directors and officers from any liability in connection with any claim by any former employer of sellers, including without limitation claims asserted or to be asserted in lawsuit entitled Court File :12-54069, Ontario Superior Court of Justice, April 26,2012.

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3.12 Litigation. Except as set forth on Schedule 3.12, there is no action, suit, proceeding or investigations pending against the Company or Sellers, and, to the best of Sellers' knowledge after reasonable inquiry, there is no threatened action, suit, proceeding or investigation against the Company or Sellers, nor have Sellers received any written or oral actual notice of any such action, suit, proceeding or investigation. No judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by Sellers after reasonable inquiry, requested of any court or governmental agency which might result in an adverse change in the business, property or assets, or in the condition, financial or otherwise, of Company or which might adversely affect the transactions contemplated by this Agreement. The Company has never been subject to any bankruptcy or other insolvency proceedings.

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3.15 Insider Indebtedness. Except as set forth in Schedule 3.15, no officer, director or stockholder of Company is indebted to Company or otherwise owes Company any money.

3.17 Governmental and Other Approvals. Except as set forth in Schedule 3.2, all requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all governmental authorities or other parties necessary for the Sellers and the Company to consummate the transactions contemplated by this Agreement will be obtained as of the time of Closing. The Company has all consents, licenses, permits, registrations, approvals and certificates required under applicable law or regulation, federal, state and local, necessary to the ownership of all of the assets of the Company and necessary to the operation of the Company's business as presently conducted and as presently contemplated. The Company and its operations have conformed and presently conform to all laws, ordinances, requirements, regulations or orders, including, without limitation, those relating to fair labor practices and standards, equal employment practices, or occupational safety and health applicable to the conduct of the Company's business and the ownership and management of any of its property.

3.19 Certificate of Incorporation. The Certificate of Incorporation of the Company and all amendments thereto to the Articles have been validly adopted by the stockholders and directors of the Company and the Certificate of Incorporation, as amended, is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

3.20 Bylaws. The Bylaws of the Company, and all amendments to the Bylaws, have been validly adopted, and the Bylaws, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms.

3.21 Financial Advisor. Sellers have not dealt with any financial advisor, broker or finder in connection with the transactions contemplated herein, and agree to indemnify and hold Buyer harmless in connection with any claims for commissions or other compensation made by any financial advisor, broker or finder claiming to have been employed by or on behalf of Sellers or Company in connection with the transactions contemplated herein.

3.24 Shareholders. The Company has no stockholders other than the Sellers.

3.26 Disclosure. No representation or warranty in this and no statement contained elsewhere in this Agreement or in any Schedule, Exhibit, Certificate or other document furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated under this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading. There is no fact, which materially and adversely affects, or, to the best of Sellers' knowledge, in the future may materially and adversely affect, the condition of the Company which has not been set forth herein. With respect to all representations and warranties herein which are made "to the best of Sellers' knowledge," a Seller shall be deemed to have knowledge of any matter or fact (a) if such Seller has actual personal knowledge of such matter or fact, (b) if such Seller has information from which a person of reasonable intelligence would infer that the matter or fact in question exists, (c) if such Seller should have ascertained such matter or fact in the performance of any duty he may have as an officer, director or employee ofthe Company, if and only to the extent that the failure by such Seller who is an officer, director or employee of the Company to so ascertain such matter of fact in the performance of any duty he may have as an officer, director or employee of the Company would constitute gross negligence, or (d) if any of the Company's senior management, which shall mean any person at or above the office of Vice President, has actual personal knowledge of such matter or fact.

4. REPRESE7VT4TIONS AND WARRANTIES BY BUYER.

As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

4.1 Organization and Qualification of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of Delaware. Buyer has full corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted by it. Buyer is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing as a foreign corporation in the jurisdictions, if any, shown on the Schedule of Jurisdictions attached hereto as Schedule 3.1 and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction.

4.2 Authority of Buyer. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligation of Buyer and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary corporate action of Buyer and is within Buyer's corporate powers. The execution, delivery and performance of any such agreement, document or instrument by Buyer and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Buyer does not and will not with the passage of time or the giving of notice or both:

(i) result in a breach of or constitute a default under any indenture or loan or credit agreement or under any agreement of the Buyer, or any other material agreement, lease or instrument to which Buyer is a party or by which the property of Buyer is bound or affected;

(ii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Buyer;

(iii) violate any provisions of the Certificate of Incorporation or Bylaws of Buyer; or

(iv) except as set forth in Schedule 3.2 require any approval, consent or waiver of, or filing with, any entity, private or governmental, which has not been obtained.

4.3 Governmental Approvals. Except as set forth on Schedule 3.2, all requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all third parties and/or governmental agencies, including without limitation any governmental agency or authority of the United States, or other jurisdiction whose approval is necessary for Buyer to consummate the transactions contemplated by this Agreement have been obtained.

4.4 Financial Advisors. Buyer has not dealt with any financial advisor, broker or finder in connection with the transaction contemplated herein and agrees to indemnify and hold Sellers harmless in connection with any claims for commissions or other compensation made by any financial advisor, broker or finder claiming to have been employed by or on behalf of Buyer in connection with the transactions contemplated herein.

4.5 Disclosure. No representation or warranty in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished by Buyer to Sellers pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

4.6 Purchase for Investment. Buyer hereby represents and warrants to each Seller that Purchaser is acquiring the Purchased Stock for its own account, for investment, and not with a view to the distribution thereof in violation of the Securities Act of 1933 or of the State Laws. Buyer understands that the Purchased Stock have not been registered under the Purchased Stock Act or the State Laws, by reason of their sale to the Sellers in transactions exempt from registration; and, that the Purchased Stock must be held by Purchaser indefinitely unless a subsequent disposition thereof is registered under the Purchased Stock Act and the State Laws or is exempt from registration.

4.7 Buyer represents and warrants to the Sellers that the sale of the Purchased Stock to it hereunder is exempt from registration under the provisions of Section 4(2) of the Purchased Stock Act of 1933.

5. COVENANTS OF THE SELLERS.

The Sellers covenant and agree as follows throughout the period from the date hereof through and including the Closing:

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5.2 Notice of Breach. To the extent Sellers obtain actual knowledge that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, Sellers shall notify Buyer in writing promptly of such fact and exercise their reasonable efforts to remedy same to the extent within Sellers' control.

5.3 Access. Sellers will permit Buyer, its counsel, its auditors and its appraisers to inspect and copy all records and documents in the Company's and Sellers' custody, care or control and to have access to all places of their business throughout all regular business hours, provided such inspections do not unduly disrupt the conduct of business, provided, further, that Buyer shall not contact the Company's customers or suppliers without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

5.4 No Transfer of Interest. Sellers shall not sell, transfer, assign, alienate, encumber, pledge or otherwise convey to any person or entity other than Buyer any of the Purchased Stock or any interest therein.

5.5 Authorization from Others. Sellers shall use their reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

5.6 Consummation of Agreement. Sellers shall use their reasonable efforts to satisfy all conditions to the Closing that are within their control to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.7 Business Intact; Relationships with Customers and Suppliers. Sellers shall use their best efforts to keep intact the business of the Company, to keep available its key employees and to maintain the goodwill of its customers, distributors and suppliers and other persons having business dealings with it.

6. COVENANTS OF SELLERS AND BUYER.

6.2 Consummation of Agreement. Buyer shall use its reasonable efforts to satisfy all conditions to the Closing that are within its control to the end that the transaction contemplated by this Agreement shall be fully carried out.

6.3 Authorization From Others. Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

The obligation of Buyer to acquire the Purchased Stock as contemplated hereby, and to perform its other obligations hereunder to be performed on or after the Closing, shall be subject  to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer of the following conditions: '

7.1 Representations and Warranties. The representations and warranties of Sellers set forth in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have received a certificate to such effect, executed by Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.2 Performance of Covenants. Sellers shall have performed all of their covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and Buyer shall have received a certificate to such effect, executed by the Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.3 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby, other than Court File No.: 12-54069, Ontario Superior Court of Justice.

7.4 Delivery of Certificates and Documents to Buyer. Sellers shall have delivered, or cause to be delivered, to the Buyer certificates as to the legal existence and good standing of the Company and copies of its Certificate of Incorporation, as amended, issued or certified by the Province of Ontario and/or such other appropriate official thereof.

7.5 Resignation of Directors and Officers. Each member of the Board of Directors of the Company and each officer of the Company, except those persons listed in Schedule 7.5 shall have tendered to the Company a written resignation as a director and/or officer of the Company, as the case may be, effective as of the Closing.

7.7 Damage or Destruction. THIS SECTION INTENTIONALLY LEFT BLANK

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS TO CLOSE.

The obligation of Sellers to sell the Purchased Stock as contemplated hereby, and to perform their other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Sellers, of the following conditions:

8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and the Sellers shall have received a certificate to such effect, executed by the President or any Vice President of Buyer and dated as of the Closing Date, in form satisfactory to the Sellers.

8.2 Performance of Covenants. Buyer shall have performed all of its covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date and the Sellers shall have received a certificate to such effect, executed by the President or any Vice President of the Buyer and dated as of the Closing Date, in form satisfactory to Sellers.

8.3 Corporate Action. All corporate action necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and any other agreements or instruments contemplated hereby to which Buyer is a party and (ii) the consummation of the transactions and  Agreement, any investigation at any time made by any party hereto, and the issuance, sale and purchase of the Purchased Stock and payment therefore until one (1) year after the Closing Date (the "Cut-off Date"); provided, however, that (a) the representations and warranties of Sellers contained in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 shall survive indefinitely after the Closing Date, (b) the representations and warranties of Sellers contained in Section 3.9 shall survive until the expiration of the applicable statutes of limitation as the same may be extended by the Company or Buyer, provided any such extension must be with the prior written approval of Sellers, which approval shall not be unreasonably withheld and (c) the covenants and obligations of the parties contained herein shall be enforceable after the Cut-Off Date subject to any limitations therein set forth. No claim of misrepresentation or breach of any representation, warranty, covenant or obligation may be made by any party hereunder unless notice of such claim is given to the party claimed against on or before the Cut-off Date, or such later survival date as is prescribed for such representation, warranty or covenant in the proviso of the immediately preceding sentence.

10.2 Further Assurances. From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this Agreement or any document annexed hereto.

11. INDEMNIFICATION AND SETOFF.

11.1 Indemnification by the Sellers. The Sellers hereby agree jointly and severally, to defend, indemnify and hold Buyer, the Company and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by Buyer or Company arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Sellers in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants; provided, however, that (a) no indemnification shall be payable with respect to any claim for breach of any representation, warranty or covenant asserted by Buyer or Company after the Cut-Off Date or such later survival date as is prescribed for such representation, warranty or covenant in the proviso of the first sentence of Section 10.1 hereof and (b) except as otherwise expressly provided herein, no indemnification shall be payable by Sellers except to the extent that the total of claims for indemnification by Buyer or Company shall exceed two hundred thousand US dollars (US$200,000) (the "Deductible") (such amount being a deductible amount versus merely a threshold). Notwithstanding the foregoing, in no event shall Sellers' liability under this Section exceed an amount equal to the Stock Purchase Price which the parties agree is two hundred thousand US dollars (US$200,000).

11.2 Indemnification by the Buyer. The Buyer hereby agrees to defend, indemnify and hold the Sellers and their respective employees, agents, attorneys, and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by the Sellers arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants; provided, however, that (a) no indemnification shall be payable with respect to any claim for breach of any representation, warranty or covenant asserted by Sellers after the Cut-Off Date or such later survival date as is prescribed for such representation, warranty or covenant in the proviso of the first sentence of Section 10.1 hereof and (b) no indemnification shall be payable by Buyer except to the extent  that the total of claims for indemnification by Sellers shall exceed two hundred thousand US dollars (US$200,000) t(such amount being a deductible amount versus merely a threshold). Notwithstanding the foregoing, in no event shall Buyer's liability under this Section exceed an amount equal to the Stock Purchase Price which the parties agree is US dollars ($200,000).

11.3 Notice; Defense of Claims. Each party to this Agreement shall give prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim. Each party to this Agreement has the right to participate at its own expense in the defense of any such matter or its settlement, or the indemnified party may direct the indemnifying party to take over the defense of such matter so long as such defense is expeditious. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party so long as such failure to so notify does not materially adversely affect the indemnifying party's ability to defend such claim against a third party. No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

12. NON-DISCLOSURE COVENANTS.

12.1 Disclosure of Information. It is understood that the business of Company is of a confidential nature. Prior to the date hereof the Company may have revealed and on or after the date hereof the Company may reveal to the Sellers confidential information concerning Company or any of Company's affiliates or subsidiaries which, if known to competitors thereof, would damage Company or its said affiliates or subsidiaries. The Sellers agree that they will never divulge or appropriate to their own use, or to the use of any third party, any secret or confidential information or knowledge obtained by them concerning Company or its subsidiaries or affiliates, including, but not limited to, information pertaining to methods, processes, designs, equipment, catalogs, customer lists and operating procedures. The restrictions contained in this paragraph against disclosing or using confidential information shall not apply to information which is in the public domain other than by reason of Sellers' breach of this Agreement or to information previously disclosed by Sellers or the Company to prospective purchasers of the Company, which prospective purchasers have executed and delivered nondisclosure agreements to the Company. Sellers represent that such confidentiality agreements are contracts between the Company and such prospective buyers and that they provide in pertinent part for inter alia: a prohibition on the prospective buyer's use or disclosure of such confidential information, a return (except for one certain prospective buyer) of the confidential material at the Company's request, and a prohibition on solicitation of the Company's employees for a period after the date of execution of the confidentiality agreement.

12.2 Disclosure of Transaction. Neither party shall disclose the contents of this agreement nor the terms of the sale contemplated hereunder without the prior written consent of the other party. The parties reserve the right to restructure this transaction if the parties determine there are unanticipated tax consequences. This option shall be exercised within 30 days after closing.

13. MISCELLANEOUS.

13.1 Taxes. Any taxes in the nature of a sales or transfer tax and any stock transfer tax, payable on the sale or transfer of all or any portion of the Purchased Stock or the consummation of any other transaction contemplated hereby shall be paid by Sellers.  13.2 Assignability. Neither this Agreement nor any rights or obligations hereunder, are assignable by Sellers or the Company. The rights of Buyer under this Agreement are assignable in part or wholly to any company controlled by, controlling or under common control with Buyer and any assignee of Buyer shall succeed to and be possessed of the rights of Buyer hereunder to the extent of the assignment made; provided, however, that and such assignment by Buyer shall not relieve Buyer of its obligations hereunder. In addition, after the Closing, Buyer may assign all of its rights and/or obligations under this Agreement to any person who acquires either the stock of Buyer or the Company, or substantially all of the assets of the Company; provided, however, that any such assignment by Buyer shall not relieve Buyer of its obligations hereunder.

13.3 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement relating to or connected with, or arising out of, this Agreement or the matters contained herein, without obtaining the prior approval of the Company to the contents and the manner of presentation and publication thereof.

13.4 Section Headings. The Section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. All Exhibits and/or Schedules hereto shall be initialed for identification or may be physically annexed hereto, but in either event such Exhibits or Schedules shall be deemed to be a part hereof.

13.5 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

13.6 Expenses. Except as otherwise provided herein, the Buyer and Sellers shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement.

13.7 Notices. Any notices required or permitted to be given hereunder shall be given in writing and delivered in person or sent certified mail, postage prepaid, return receipt requested, to the respective parties at their addresses set forth at the beginning of this Agreement or at such other addresses as may hereinafter be designated by such party in writing to other parties.

13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

13.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

13.10 Validity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

13.11 Execution Capacity of Sellers. Each of the Sellers hereby acknowledge that their execution of this Agreement as provided below, whether personally or through their attorney-in- fact, shall be in their individual capacities as well as in their capacities as shareholders of the Company.

13.12 Counterparts. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

13.13 Both Parties sign with the knowledge that MAQ Sonar's counterclaim may effect this agreement. If any unforeseen consequences adversely affect either party then both parties agree to modify any clause to meet the requirements of the court and to minimize the impact on both parties and the business of both Northstar and Echotec.

IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

Northstar Electronics, Inc.

/s/

By: Wilson Russell

Echotec Sonar Corporation

/s/

By: Phillip Johnson

Echotec Sonar Corporation

/s/

By: Daniel Ward

SCHEDULES

Schedule 2.2--Purchased Stock (Liens and Encumbrances) N/A Schedule 2.4A--Opinion of Seller's Counsel

Seller's have not sought legal opinion of counsel and have not received input from the buyer's counsel.

Schedule 2.4B--Opinion of Buyer's Counsel

Buyer's have not sought legal opinion of counsel and have not received input from the seller's counsel.

Schedule 3 .1--Jurisdictions N/ A

Schedule 3.2--Breaches, Defaults and Required Consents N/A Schedule 3.3--Subsidiaries and Investments N/A

Schedule 3.6(a)--Service Requirements of Bank Accounts N/A Schedule 3.6(b)--Liens and Encumbrances N/A

Schedule 3.6(d)--Real Estate Owned N/A

Schedule 3.6(d)(i)--Environmental Reports, Inspection Reports and Repair Estimates N/A

Schedule 3.6(e)--Leases N/A Schedule 3.6(t)--Backlog N/A

Schedule 3.7(a)--Consents, Permits, Authorizations and Security Clearances N/A

Schedule 3.7(b)--Noncompliance N/A

Schedule 3.7(c)--Supplier, Customer or Distributor Notification N/A Schedule 3.8--Disputed Receivables N/A

Schedule 3.9--Taxes N/A

Schedule 3. 1 O--Patents, Trademarks and Copyrights N/A

Schedule 3 .11--Contracts and Commitments N/ A

Schedule 3. 12--Pending and Threatened Litigation

Court File No.:12-54069, Ontario Superior Court of Justice

Schedule 3. 13--Changes N/A

Schedule 3. 14--Insurance N/A

Schedule 3.15-- Insider Indebtedness N/ A